Exhibit 21.1

            List of Subsidiaries of Advanced Technical Products, Inc.


                                                   State or Jurisdiction
      Name of Subsidiary                              of Incorporation
      ------------------                              ----------------
Technical Products Group, Inc.                           Delaware
Alcore, Inc.                                             Delaware
Lincoln Properties, Inc.                                 Delaware
Marion Properties, Inc.                                  Delaware
Deland Properties, Inc.                                  Delaware
Alcore Brigantine                                        France